UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 14, 2005


                              WCA Waste Corporation
                              ---------------------
             (Exact name of registrant as specified in its charter)


         Delaware                     000-50808               20-0829917
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(State or other jurisdiction of      (Commission           (IRS Employer
      incorporation)                 File Number)        Identification No.)



               One Riverway, Suite 1400
                     Houston, Texas                             77056
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       (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code: (713) 292-2400
                                                    --------------


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On January 14, 2005, WCA Waste Corporation ("WCA") and WCA of North Carolina, L.P., a subsidiary of WCA ("WCA NC"), entered into a Membership Interest Purchase Agreement (the "Purchase Agreement") with Material Recovery, LLC ("Recovery"), Material Reclamation, LLC ("Reclamation"), MRR of High Point, LLC ("High Point"), MRR Wake Transfer Station ("Wake," and collectively with Recovery, Reclamation and High Point, the "Acquired Companies"), the sole member of each of the Acquired Companies, MRR Southern, LLC ("Seller") and F. Norbert Hector, Jr., D. H. Griffin, Paul M. Givens, Edward I. Weisiger, Jr. and David Griffin, Jr. (collectively, the "Principals"). The Purchase Agreement will, upon closing, allow WCA NC to acquire the membership interests of the Acquired Companies.

     The Acquired Companies own two construction and demolition landfill operations in High Point, North Carolina and Wake County, North Carolina, one material recovery facility in High Point, North Carolina, and two transfer stations (one combined with a material recovery facility) in Wake County, North Carolina. The proposed acquisition will expand WCA's presence into the Raleigh/Durham, North Carolina and Winston-Salem/Greensboro, North Carolina market areas.

     The purchase price for the membership interests of the Acquired Companies will be approximately $38.5 million (subject to certain working capital adjustments), plus an earn-out of up to $1.5 million based on the achievement of certain quarterly revenue targets over a two-year period for the High Point landfill. Another $1.5 million will be payable if WCA NC acquires a site in Guilford County or Forsyth County, North Carolina, that is permitted as a transfer station or material recovery facility within three years of the closing date. The earn-out amounts are payable 50% in cash and 50% in WCA common stock, although either party may elect to pay or receive, as applicable, cash in lieu of shares of WCA common stock.

     The purchase is expected to close during the first quarter of 2005 subject to certain closing conditions including, among others, the accuracy of the representations and warranties, compliance with conditions, absence of a material adverse effect related to the Acquired Companies, the receipt of permits, licenses and approvals, and the receipt of additional financing by WCA NC. If the transactions contemplated by the Purchase Agreement do not close by March 1, 2005 (the "Termination Date") or the Purchase Agreement is terminated for any reason (other than Seller's breach (without cure) of its representations, warranties or covenants or the failure to obtain certain consents, approvals and permits on or before the Termination Date), WCA will be required to pay a break-up fee of $1.25 million. WCA NC has four one-week options to extend the Termination Date (and not pay the break-up fee) to April 1, 2005 by making various payments that could, if all four options are exercised, aggregate $1.66 million. Of this amount, $1.5 million would be applied to the purchase price upon the actual closing.

     The Purchase Agreement contains customary representations, warranties and covenants and certain indemnifications by the Seller, the Principals and WCA NC, and covenants not to compete by the Seller and the Principals. Upon closing, WCA NC will be offering employment to employees of the Seller. Pursuant to the Purchase Agreement, WCA NC also will have the option to acquire other sites from the Seller under certain circumstances. Other than the employment arrangements and the option discussed above and those matters discussed in the following paragraph, no material relationship exists between WCA or its affiliates and the Acquired Companies, the Seller or the Principals.

     In connection with the Purchase Agreement, WCA and WCA NC each guaranteed the obligations of Reclamation under a ground lease agreement related to the combined material recovery facility and transfer station in Wake County, North Carolina. Further, WCA NC entered into a five-year solid waste disposal agreement with certain affiliates of the Seller who have several businesses doing demolition, construction, and recycling of demolition materials, for the disposal of at least 90% of their non-hazardous construction and demolition debris into, and collected within a 20-mile radius of, certain of the acquired assets. The affiliates of the Seller are able to dispose of their remaining waste at other locations. Revenues attributable to affiliates of the Seller are expected to account for less than 10% of the Acquired Companies' operations. In the normal course of business, certain affiliates of the Seller have been and may continue to be customers of other subsidiaries of WCA.

     On January 18, 2005, WCA issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

     On January 21, 2005, WCA agreed to sell and issue two $1,000,000 five-year convertible promissory notes dated January 21, 2005 (the "Notes") to (i) an affiliate of one of the sellers in the Gecko Investments, LLC acquisition completed on January 11, 2005 and reported in WCA's current report on Form 8-K filed on January 18, 2005 and (ii) Pro Century Corporation. The purchasers are acquiring the Notes for cash at par. The transaction is in the process of settling through escrow.

     The Notes bear interest, which is payable quarterly, at a rate per annum which shall from day to day be equal to the lesser of (i) the maximum rate of interest permitted by applicable law and (ii) 8%. The Notes are convertible into shares of WCA's common stock at a conversion price of $10.37 per share, subject to adjustment in the event of a merger, consolidation or combination of WCA into another entity, sale of all or substantially of the properties or assets of WCA, reclassification of WCA common stock, dividend, subdivision of WCA common stock or combination of WCA common stock (the "Conversion Price"). The Notes may be converted by the holders at any time by written notice to WCA. At any time after the one-year anniversary date of the Notes, if the price per share of WCA's common stock equals or exceeds $15.00 per share (the "Trigger Price"), WCA may by written notice to the holders force conversion of the Notes by the holders. However, if WCA attempts to force such a conversion prior to the second anniversary date of the Notes, the holders may instead accelerate the maturity of the Notes and make written demand for all sums due thereunder in cash. Should WCA make a special or extraordinary dividend or distribution to all holders of its common stock or evidences of indebtedness or assets (including cash and securities, but excluding WCA common stock) (any of the foregoing, a "Distribution") then either (i) WCA shall, if it so elects, reserve such Distribution for the holders upon conversion of the Notes or (ii) the Trigger Price and the Conversion Price shall be equitably adjusted to account for such Distribution. Upon the occurrence of an event of default (which includes any default in the payment of interest when due prior to the maturity date or the commencement of voluntary or involuntary bankruptcy proceedings in respect of
WCA), the holders may (i) declare the Notes immediately due and payable or (ii) convert the Notes into shares of WCA common stock.

     The Notes were offered and sold to the holders in a private placement in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act, as the sale of securities by WCA did not involve a public offering. WCA believes that exemptions other than the foregoing exemption may exist for these transactions.

Item 9.01 Financial Statements and Exhibits.

         (c) Exhibits.

Exhibit Number               Description
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       Exhibit 99.1          WCA Waste Corporation Press Release,
                             dated January 18, 2005.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    WCA WASTE CORPORATION


Date: January 20, 2005              /s/ J. Edward Menger
                                   ----------------------------------
                                    J. Edward Menger
                                    Vice President and General Counsel

                                 EXHIBIT INDEX

Exhibit Number               Description
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       Exhibit 99.1          WCA Waste Corporation Press Release,
                             dated January 18, 2005.